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Exhibit 10.21.1

First Amendment dated as of

December 9, 2002

to the

MASTER AGREEMENT

dated as of

February 6, 2002

among

National Association of Securities Dealers, Inc.

The Nasdaq Stock Market, Inc.

American Stock Exchange Membership Corporation

The Nasdaq-100 Trust

and

American Stock Exchange LLC

This First Amendment, dated as of December 9, 2002 is made by and among the National Association of Securities Dealers, Inc., a Delaware nonprofit corporation with its principal place of business located at 1735 K Street N.W., Washington, DC 20006 (NASD), The Nasdaq Stock Market, Inc., a Delaware corporation with its principal place of business located at One Liberty Plaza, 165 Broadway, New York, NY 10006 (Nasdaq), and the American Stock Exchange LLC, a Delaware limited liability corporation with its principal place of business located at 86 Trinity Place, New York, NY 10006 (Amex) (NASD, Nasdaq and Amex are collectively referred to herein as the Parties and individually as a Party), and for certain provisions, the American Stock Exchange Membership Corporation, a New York Type A not-for-profit corporation with its principal place of business located at 86 Trinity Place, New York, NY 10006 (Old Amex) and Nasdaq Financial Products Services, Inc., a Delaware corporation (Nasdaq FPS) (collectively with the Parties, the Participants). Unless otherwise herein defined, all defined terms shall have the meanings assigned to them in the Master Agreement.

RECITALS

        WHEREAS, on February 6, 2002 the Participants executed the Master Agreement to provide for certain transfers of Nasdaq Technology to Amex, to enter into certain business arrangements, and to provide for the means by which the Participants' ongoing relationships would be governed (Master Agreement); and

        WHEREAS, ******

        NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below and for good and valuable consideration, the Participants hereby amend the Master Agreement as follows:

ARTICLE 1

Definitions and Construction.

        The Defined Term "Foreign" is amended by deleting it in its entirety and substituting the following:

        "Foreign," as applied to region(s), nation(s), country(ies), or market(s) in this Agreement, means not under the sovereignty of the United States.

ARTICLE 2

Transfer of Assets and Related Services

        Article 2 is amended by deleting all of its provisions and substituting the following:

        Section 2.01    Provision of Technology.    The provision of Nasdaq Technology among the Parties will be governed by the terms and conditions of the Technology Transition Agreement among the Parties, a copy of which is attached hereto as Exhibit D.

        Section 2.02    Transfer Documents.    Each Party hereto agrees to deliver to the other Parties hereto on a timely basis, without any additional consideration, such other documents, instruments, certificates and agreements as may be reasonably requested by any of such other Parties hereto in connection with the transactions contemplated hereby and to take such further action as may be reasonably necessary to carry out the provisions hereof, including without limitation, the delivery and execution of appropriate transfer instruments.

*
Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

        Section 2.03    Trading Rights.

        Section 2.03.1    Options.    *****.

        Section 2.03.2    ETFs.    Nasdaq agrees that, until *****, neither Nasdaq nor any of its Affiliates will list shares in any ETF that, as of the Effective Date: (i) is listed on the Amex; or (ii) Amex or its issuers have publicly announced will be listed on the Amex. Through April 10, 2004, neither Nasdaq nor any of its Affiliates will, consistent with its contractual obligations existing on the Effective Date, discriminate against Amex in the licensing of trading rights to Domestic ETFs, and if Nasdaq or any of its Affiliates licenses Domestic trading rights to an ETF to a third party, Nasdaq or its applicable Affiliate will also make available to Amex a non-exclusive license to trade such ETF Domestically at a reasonable and usual commercial rate.

        Section 2.03.3    QQQ.    Nasdaq and the QQQ Trust shall grant to Amex, pursuant to the License Agreement attached hereto as Exhibit E, a license to continuously: (i) list exclusively and, on a non-exclusive basis, trade and market QQQ Domestically until *****; and (ii) list, trade and market, QQQ in each Foreign region until *****, on a non-exclusive basis beginning on *****, provided, however, that in Asia such license shall begin on *****. For purposes of Sections 2.03.3 and 2.03.4 herein, the license granted to Amex for Asia shall be limited to the *****.

        Section 2.03.4    Annual Fees.    Beginning in calendar year 2002, Amex will pay an annual fee of up to $5.5 million to Nasdaq for the right to list, trade and market QQQ. This fee will be calculated as follows:

        Section 2.03.4.1    Domestic.    (a) This annual fee for the license granted under Section 2.03.3 includes Amex's payment of $4.5 million to Nasdaq for the right to list, trade and market QQQ Domestically. *****.

          (b)  In addition, if, during any calendar year or such shorter period if the license granted under Section 2.03.3 is in effect for less than one full calendar year:

            (i)    *****

            (ii)  *****

          (c)  *****

        Section 2.03.4.2    International.    In addition to the $4.5 million Domestic annual fee, Amex will pay an additional annual fee of $500K to Nasdaq for the right to trade QQQ in Foreign regions. Amex will begin paying this $500K additional annual fee upon its registration of QQQ for listing on any market in a Foreign region. Although this annual fee will be paid quarterly by Amex on a prorated basis, Amex will adjust the amount of its payment in the last quarter of each year to ensure that it has paid the entire $500K fee to Nasdaq on an annual basis. If Amex does not trade QQQ in any market in a foreign region, it will no longer be liable to Nasdaq for the payment of this fee, provided, however, that if Amex lists or trades QQQ in any market in a Foreign region for at least one day in any quarter, Amex will remain liable to pay the entire quarterly fee to Nasdaq for such listing. Amex may also be liable to Nasdaq for the payment of another $500K annual fee, in addition to the $500K annual fee payable when QQQ becomes registered to trade on any market in a Foreign region, for the right to trade QQQ internationally. If Amex is trading QQQ in any market in a Foreign region, Amex will be required to pay this second $500K annual fee to Nasdaq if, at the total annual fee of $5 million for the right to trade QQQ Domestically and in any market in a Foreign region, Nasdaq is still able to make the certification pursuant to Section 2.03.4.1 (b)(i) or b(ii) above, as applicable.

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Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

        Section 2.03.5    Payment Procedures.    Nasdaq will invoice Amex quarterly for any fees that Amex owes Nasdaq for the right to list, trade or market ETFs and QQQ in accordance with the procedures set forth in Article 13 herein.

        Section 2.03.6    Reasonable Arrangements for Listing QQQ Internationally and Provisions for the Payment of Costs.    Amex shall pay all fees and expenses necessary to obtain the right to list QQQ in any Foreign region. In addition, Amex shall reimburse Nasdaq for all reasonable expenses incurred by Nasdaq in connection with such listing, including, but not limited to, Nasdaq's reasonable outside legal and other professional fees related to the filing by Nasdaq of all related applications and the obtaining by Nasdaq of all licenses, permits, consents and approvals required by applicable Governmental Entities. Nasdaq will use its best commercially reasonable efforts to facilitate the Amex's right to list QQQ in any Foreign region within a reasonable time frame. Amex will also be responsible for the payment of any incremental fees or expenses, including reasonable outside incremental legal and other professional fees, incurred by Nasdaq in addition to the normal fees and related expenses required to obtain permission to list QQQ in any Foreign region, if Nasdaq incurred such additional fees or expenses due to Amex's failure to provide reasonable advance notice to Nasdaq of Amex's intent to obtain the right to list QQQ in that region. If Amex reimburses Nasdaq for such costs, and then begins listing QQQ in such Foreign region, Amex will then have the exclusive right to list QQQ in that Foreign region for a period of ***** from the date that Amex reimbursed Nasdaq for the costs that Nasdaq incurred in obtaining Amex's right to list QQQ in that region. If, however, Amex reimburses Nasdaq for such costs, and then refrains from listing or trading QQQ in such Foreign region, Amex will then have the exclusive right to list QQQ in that Foreign region for a period of ***** from the date that Amex reimbursed Nasdaq for the costs that Nasdaq incurred in obtaining Amex's right to list QQQ in that Foreign region. Upon the expiration of this ***** period, Nasdaq may then: (i) reimburse Amex for the fees and expenses paid by Amex to obtain the right to list QQQ in that Foreign region; and (ii) begin listing QQQ in that region. If Nasdaq obtains the right to list QQQ in such Foreign region subsequent to any exclusivity period for Amex, then the parties will equally share the costs incurred by both parties for the right to list QQQ in that Foreign region.

        Section 2.04    Globe Logo.    NASD and Amex will assign all of their respective rights, interests, and all related goodwill in the Globe logo, and any and all works based upon, derived from, or incorporating the Globe logo, as well as all causes of actions, claims and demands or other rights for, or arising from any infringement, including past infringement, of the Globe logo (the Logo) to Nasdaq at no cost to Nasdaq. A drawing of the Logo is attached hereto as Exhibit F. Nasdaq will have no obligation to: (i) reimburse NASD and Amex for any costs that NASD and Amex incurred in the development, use, and assignment of this Logo; or (ii) continue to allow NASD and Amex to use the Logo once this assignment has become effective. This assignment will become effective for public dissemination no later than December 31, 2001 and is made with no representations or warranties except that neither Amex nor NASD have previously granted any license to or ownership of the Logo to any other entity. Each of NASD and Amex will use all commercially reasonable efforts to: (i) stop its current use of the Logo; and (ii) prevent the continued or future use of the Logo in any of their respective materials after the effective date of its assignment, provided, however, that each of NASD and Amex individually agree that it will: (a) promptly notify Nasdaq of any current use of the Globe Logo that it will be unable to discontinue as of the effective date of this assignment; and (ii) undertake all commercially reasonable efforts to cease such use of the Logo as soon as possible. If: (i) Nasdaq becomes aware of any continuing use of the Logo by NASD or Amex; and (ii) NASD or Amex has failed to notify Nasdaq of such continuing use, then Nasdaq will notify NASD or Amex of such use and provide NASD or Amex with a reasonable opportunity to cure its infringing use of the Logo. The Parties further agree that all disputes arising from NASD's or Amex's failure or inability to terminate its use of the Logo as of the effective date of such assignment will first be referred to the Parties' Program Executives.

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Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

        Section 2.05    Advertising.    Nasdaq will include the American Stock Exchange corporate identity in all of Nasdaq's domestic internet, print and television advertising and collateral material for QQQ beginning on January 1, 2002; the American Stock Exchange corporate identity shall be featured prominently and all elements of the logotype should be clearly legible and in conformance with the guidelines for reproduction of the American Stock Exchange logo. The American Stock Exchange name will not appear in a manner that looks like, or is similar to, the appearance of NASD-required disclosure language in the advertisement, nor will the American Stock Exchange name be positioned in close proximity to the NASD-required disclosure language. In advance of finalization and publication, Nasdaq will review with Amex all advertisements in the mediums itemized above (with "Greek Text" or its substantive equivalent replacing any creative material that Nasdaq reasonably determines is inappropriate to share with Amex) that will use the Amex name, and will consult Amex on ideas or concerns that they may have about alternate ways to display the Amex name. Nasdaq will continue to reference the American Stock Exchange in its advertising for as long as Amex's license to trade QQQ remains in effect and Amex pays all licensing fees that are due in accordance with the provisions of Section 2.03.4 herein. Nasdaq further agrees that when referencing an Amex-listed ETF in its domestic print advertising, domestic direct marketing materials, or on its domestic websites it will indicate that the Amex is a trading venue for the particular ETF; unless, however, Nasdaq reasonably determines in good-faith that such information is irrelevant. Amex agrees that it will include a reference to Nasdaq, Nasdaq 100 or QQQ in all of Amex's Family Index Share advertising. In advance of finalization and publication, Amex will review with Nasdaq all such Family Index Share Advertising (with "Greek Text" or its substantive equivalent replacing any creative material that Amex reasonably determines is inappropriate to share with Nasdaq) that will use the Nasdaq name, and will consult Nasdaq on ideas or concerns that they may have about alternate ways to display the Nasdaq name.

        Section 2.06    Approvals.    Each Party agrees to obtain and maintain all necessary licenses, permits or government approvals as may be necessary for it to perform under this Agreement. Each Party further agrees to cooperate with and assist the other Parties in obtaining and maintaining any such approvals as applicable, to the extent reasonably possible, if: (i) requested to do so by another Party in writing and (ii) without limiting the requesting Party's obligations under this Agreement.

ARTICLE 13

Financial Procedures

        Article 13 is amended by deleting all of its provisions and substituting the following:

        Section 13.01    Payment Procedures.    Amex will provide Nasdaq with monthly reports *****. Nasdaq will review these reports and then invoice Amex quarterly for fees due from Amex for its right to list, trade and market QQQ and ETFs pursuant to the provisions of Article 2 herein. Any additional costs or expenses incurred by the Parties in fulfilling their obligations under this Agreement may be allocated among the Parties as they may mutually agree upon. The format of all reports and invoices will be mutually agreed upon by the Parties. Each Party will: (i) review each report or invoice upon its receipt of such document in order to verify that it contains the correct information and is in the format agreed upon by the Parties; and (ii) pay all invoices not then in dispute within thirty (30) days of its receipt of such invoice. If any Party disputes the amount of any invoice or the accuracy of any report, it will notify the Party that sent such document of its disagreement within five (5) Business Days of its receipt of such document. The Parties' Program Executives will then meet in an attempt to resolve such discrepancies. If the Parties' Program Executives are unable to resolve any such disagreement within five (5) Business Days of being notified of the Dispute, then the Party that received the document will pay all amounts not then in dispute. The Parties will then resolve any remaining disagreements through the procedures set forth in Article 12 herein. None of the Parties will have a right of set-off for amounts due or alleged to be due under the terms of this Agreement. All invoices may be paid by electronic funds transfer.

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Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

        Section 13.02    Overdue Invoices.    Each Party may charge the other Parties Interest on any undisputed invoices that the other Parties failed to pay within forty-five (45) days of their receipt of such invoice. This Interest may be assessed monthly.

        Section 13.03    Additional Payments.    Nasdaq agrees to pay Amex $500K in two equal installments of $250K, with the first installment to be paid by the end of the fourth quarter 2002 and the second installment to be paid by the end of the first quarter 2003.

        IN WITNESS WHEREOF, each of the Participants has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

American Stock Exchange, LLC (Amex)		National Association of Securities Dealers, Inc. (NASD)
By:	/s/ MICHAEL J. RYAN, JR.	By:	/s/ ROBERT R. GLAUBER
Name: Michael J. Ryan, Jr.		Name: Robert R. Glauber
Title: EVP and General Counsel		Title: Chairman and CEO
The Nasdaq Stock Market, Inc. (Nasdaq)		Nasdaq Financial Products Services, Inc. (Nasdaq FPS)
By:	/s/ RICHARD G. KETCHUM	By:	/s/ JOHN L. JACOBS
Name: Richard G. Ketchum		Name: John L. Jacobs
Title: President		Title: Chief Executive Officer
American Stock Exchange Membership Corporation (Old Amex)		American Stock Exchange Membership Corporation (Old Amex)
By:	/s/ ANTHONY J. BOGLIOLI	By:	/s/ ROBERT M. GORDON
Name: Anthony J. Boglioli		Name: Robert M. Gordon
Title: Chairman		Title: Director
American Stock Exchange Membership Corporation (Old Amex)		American Stock Exchange Membership Corporation (Old Amex)
By:	/s/ JOSEPH PALMIERI	By:	/s/ JOHN T. MCGOWEN
Name: Joseph Palmieri		Name: John T. McGowen
Title: Director		Title: Director

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  Exhibit 10.21.1
RECITALS
ARTICLE 1 Definitions and Construction.
ARTICLE 2 Transfer of Assets and Related Services
ARTICLE 13 Financial Procedures